                                                                    EXHIBIT 10.7

                             BASIC LEASE INFORMATION

LEASE DATE:             November 30, 1999

TENANT:                 Intelligent Information Incorporated, a Delaware corporation

ADDRESS OF TENANT:      305 N.E. Loop 820, Suite 600
                        Hurst, Texas 76053

CONTACT:                Richard Rutkowski       Telephone:   (203) 969-0020

LANDLORD:               Double Creek Capital Corporation

ADDRESS OF LANDLORD:    1600 West 7th Street, Suite LL1
                        Fort Worth, Texas 76102

CONTACT:                Janet Loftin               Telephone: (817)332-3538

PREMISES:               Suite No.600 in the office building (the "BUILDING") located on the land described as 305 N.E. Loop 820, City of Hurst,
                        Tarrant County, Texas and known as N.E. 820 BUSINESS TOWER
                        ONE, as more particularly described on Exhibit "A" (the
                        "LAND"). The Premises are outlined on the plan attached to the Lease as Exhibit "B" and are deemed to contain 10,035
                        square feet of Rentable Space (as defined in said Exhibit
                        "B").

LEASE TERM:             One hundred twenty (120) months, commencing February 1, 2000
                        (the "COMMENCEMENT DATE") and ending at 5:00 p.m., January
                        31, 2010, subject to adjustment and earlier termination as provided in the Lease.

BASE RENTAL:            $9,198.75 per month, which is based on an annual Base Rental of $11.00 per rentable square foot per year, which Tenant
                        agrees to pay to Landlord in care of HBM&M Management at
                        1600 West 7th Street, Suite LL1, Fort Worth, Texas 76102 (or
                        at such other place as Landlord from time to time may
                        designate in writing) in advance and without demand on the first day of each calendar month during and throughout the
                        Lease Term.

BASE EXPENSE AMOUNT:    The amount of Operating Expenses (including the Operating
                        Expenses which Landlord elects to "gross-up" as provided in
                        Section 4(c) of the Lease) for the Building during the
                        calendar year 2000 on a "per square foot of Rentable Space in the Building" basis.

PREPAID RENTAL:         $9,198.75, representing payment of Base Rental for the first month of the Lease Term, to be paid on the date of execution of this Lease.

SECURITY DEPOSIT:       $9,198.75 to be paid on the date of the execution of the
                        Lease, and held by Landlord pursuant to the provisions of
                        Section 29 of the Lease.

SOLE PERMITTED USE:     General and executive office use and ancillary uses
                        (including the use of a portion of the Premises to operate a communications/computer operations facility).

TENANT'S
PROPORTIONATE SHARE:    17.56121%, which is the percentage obtained by dividing (i)
                        the 10,035 rentable square feet in the Premises by (ii) the
                        57,143 rentable square feet in the Building.

The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. lf any conflict exits between any Basic Lease Information and the Lease, then the Lease shall control.

LANDLORD:                                       TENANT:
---------                                       -------

DOUBLE CREEK CAPITAL CORPORATION                INTELLIGENT INFORMATION INCORPORATED

By:                                             By:
   ------------------------------                  ----------------------------------
Printed Name:                                   Printed Name:
             --------------------                            ------------------------
Title:                                          Title:
      ---------------------------                     -------------------------------

                                TABLE OF CONTENTS

SECTION                                                                                                          PAGE NO.
-------                                                                                                          --------

1.          Definitions and Basic Provisions                                                                            1
2.          Lease of Premises                                                                                           1
3.          Services by Landlord                                                                                        1
4.          Additional Rental                                                                                           2
5.          Electricity                                                                                                 3
6.          Payments and Performance                                                                                    3
7.          Tenant Plans and Specifications - Installation of Improvements                                              3
8.          Completion of Improvements and Commencement of Rent                                                         3
9.          [Deleted]                                                                                                   4
10.         Repairs and Reentry                                                                                         4
11.         Assignment and Subletting                                                                                   4
12.         Alterations and Additions by Tenant                                                                         4
13.         Legal use; Violations of Insurance Coverage Nuisance                                                        4
14.         Laws and Regulations                                                                                        4
15.         Indemnity Liability and Loss or Damage                                                                      5
16.         Rules of the Building                                                                                       5
17.         Entry for Repairs and Inspection                                                                            5
18.         Condemnation                                                                                                5
19.         Landlord's Lien and Security Interest                                                                       5
20.         Abandoned Property                                                                                          5
21.         Holding Over                                                                                                6
22.         Fire and Casualty                                                                                           6
23.         Entire Agreement; No Representations or Warranties; No Memorandum of Lease                                  6
24.         Transfer of Landlords Rights                                                                                6
25.         Default                                                                                                     6
26.         Waiver; Attorney's Fees                                                                                     7
27.         Quiet Possession                                                                                            7
28.         Severability                                                                                                7
29.         Security Deposit                                                                                            7
30.         No Subrogation; Insurance                                                                                   7
31.         Binding Effect                                                                                              8
32.         Notices                                                                                                     8
33.         Brokerage                                                                                                   8
34.         Subordination                                                                                               8
35.         Joint and Several Liability                                                                                 8
36.         Building Name and Address                                                                                   8
37.         Estoppel Certificates                                                                                       8
38.         Mechanic's  Liens                                                                                           8
39.         Taxes and Tenant 's Property                                                                                9
40.         Constructive Eviction                                                                                       9
41.         Landlord's Liability                                                                                        9
42.         Execution by Landlord                                                                                       9
43.         Miscellaneous                                                                                               9
44.         Applicable Law; Consent to Jurisdiction                                                                     9

Exhibit A               Legal Description
Exhibit B               Floor Plan
Exhibit C               Holidays
Exhibit D               Leasehold Improvements Agreement
Exhibit E               Acceptance of Premises Memorandum
Exhibit F               Building Rules and Regulations
Exhibit G               Insurance Coverage
Exhibit H               Concealed Handgun Policy

Rider No. 101           Tenant's Option to Renew
Rider No. 102           N/A
Rider No. 103           Option to Expand and Right of First Refusal
Rider No. 104           N/A
Rider No. 105           Schedule of Base Rental
Rider No. 106           Lease Termination Option
Rider No. 107           Antenna and Generator License

                                LEASE AGREEMENT


      This Lease Agreement (the "LEASE") is made and entered into as of November 30, 1999, by and between Double Creek Capital Corporation, a Texas corporation ("LANDLORD") and Intelligent Information Incorporated, a Delaware corporation ("TENANT").

1. DEFINITIONS AND BASIC PROVISIONS. The definitions and basic provisions set forth in the Basic Lease Information (the "Basic Lease Information") executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes. The additional terms defined below shall have the respective meanings stated when used elsewhere in this Lease, and such terms and the following basic provisions constitute an integral part of this Lease:

      (a) "NORMAL BUSINESS HOURS": From 8:00 a.m. until 5:00 p.m. on weekdays (except Holidays, as defined on Exhibit "C" attached hereto and made a part hereof for all purposes) and from 8:00 a.m. until noon on Saturday (except Holidays).

      (b) "RIDER": Collectively, Rider No(s) 101, 103, 105, 106 and 107, which are attached hereto, contain additional provisions of this Lease, and are hereby incorporated in, and made a part of, this Lease.

      (c) "EXHIBITS": The following Exhibits are attached to and made a part of this Lease for all purposes: "A" - Land; "B" - Definition of Rentable Space/Premises; "C" - Holidays; "D" - Leasehold Improvements Agreement; "E" - Acceptance of Premises Memorandum; "F" Building Rules and Regulations; "G" Insurance Coverage; "H" - Concealed Handgun Policy.

      (d) "TENANT'S PROPERTY" shall mean all fixtures, improvements, additions, and other property installed at the sole expense of Tenant with respect to which Tenant has not been granted any credit or allowance by Landlord, which are not replacements of any property of the Landlord, whether any such replacement is made at Tenant's expense or otherwise, and which can be removed from the Premises without material damage to the Premises or the Building. Without limiting the generality of the foregoing, all fixtures, improvements, additions and other property installed by Tenant as part of Tenant's operations center and which can be removed from the Premises without material damage to the Premises or the Building shall be deemed to be Tenant's Property. Tenant's Property does not include any electrical or water meters installed by Tenant or any other upgrades to utility services provided to the Premises, all of which shall become a part of the Premises upon installation.

2. LEASE OF PREMISES. In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby leases and takes from Landlord, the Premises (exclusive of Tenant's Property), together with the right to use in common with others the Common Areas, for the Lease Term specified herein, all upon and subject to the terms and conditions set forth herein. This Lease and the obligations of Landlord hereunder are conditioned upon faithful performance by Tenant of all of the agreements and covenants herein set out and agreed to by Tenant. Tenant agrees and acknowledges that there are excluded from Tenant's use of the Premises (whether the Premises are or include one or more full floors within the Building) and Landlord hereby expressly reserves for its sole and exclusive use, any and all mechanical, electrical, telephone and similar rooms, janitor closets, elevator, pipe and other vertical shafts and ducts, flues, stairwells, any area above the acoustical ceiling, and any other areas not specifically shown on Exhibit "B" as being part of the Premises. So long as Tenant is not in default under this Lease, Tenant shall have 24 hour access to the Premises during the entire Lease Term (subject to any reasonable security requirements as Landlord may establish from time to time).

3.    SERVICES BY LANDLORD.

      (a) As long as Tenant is not in default hereunder, Landlord agrees to furnish those services and utilities to the Premises which are customarily provided to tenants in comparable suburban office buildings located in the East Tarrant County area, such determination to be made by Landlord in Landlord's reasonable discretion. All of such services shall be provided at Landlord's cost and expense during Normal Business Hours except as specifically provided to the contrary elsewhere in this Lease. Services provided at times other than during Normal Business Hours (including, without limitation, electricity for heating and air conditioning which is not separately submetered as provided in Section 5 below) shall be at Tenant's cost and expense, with such charges to be established by Landlord, in Landlord's reasonable discretion, and reimbursed to Landlord on demand. As a part of the services and utilities to the Premises, Landlord shall provide (i) automatic elevator service from the ground floor of the Building to the Premises at all times, and (ii) reasonably adequate quantities of hot and cold water to a point or points in the Premises for ordinary lavatory, cleaning, and drinking purposes. If Tenant requires, uses or consumes water for any purpose in addition to the ordinary lavatory, cleaning, and drinking, Landlord may install a water meter and thereby measure Tenant's consumption of water for all purposes. Tenant shall pay to Landlord the cost of any such meter and its installation, and Tenant, at Tenant's sole cost and expense, shall keep any such meter and any such installation equipment in good working order and repair. Tenant shall pay for water consumed as shown on said meter and sewer charges thereon, as and when bills are rendered. Landlord shall also use reasonable efforts to limit the parking areas immediately surrounding the Building to use by tenants of the Building and their employees and invitees.

      (b) Landlord reserves the right to stop the service of the air conditioning, elevator, plumbing, electrical, sanitary, mechanical or other service or utility systems of the Building when necessary by reason of accident or emergency, or mechanical breakdown, or requirement of law or any cause beyond Landlord's reasonable control or (except in case of emergency, upon three (3) days prior written notice) for repairs, alterations, replacements, or improvements, which in the judgment of Landlord, are desirable or necessary, until the reason for such stoppage shall have been eliminated. To the extent reasonably possible, Landlord shall confine all such stoppages to times other than Business Hours. Any stoppage of said utilities and services resulting from any cause whatsoever shall not render Landlord liable in any respect for damages to either person, property or business, nor be construed as an eviction of Tenant, nor entitle Tenant to any abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement contained herein. Should any malfunction of the Building improvements or facilities (which by definition do not include any improvement or facilities of Tenant beside Building standard improvements) occur for any reason, Landlord shall use reasonable diligence to repair same promptly, but Tenant shall have no claim for rebate or abatement of rent or damages on account of such malfunction or of any interruptions in service occasioned thereby or resulting therefrom.

4.    ADDITIONAL RENTAL.

      (a) Tenant's Base Rental is based, in part, upon the assumption that Landlord is contributing as its share of the annual Operating Expenses (as defined in Section 4(d) hereof) of the Building an amount equal to (i) the Base Expense Amount multiplied by (ii) the Rentable Space in the Premises. Tenant shall during the Lease Term, pay an amount per square foot of Rentable Space within the Premises ("TENANT'S ADDITIONAL RENTAL") equal to the excess from time to time of the Operating Expenses per square foot of Rentable Space in the Building over the Base Expense Amount. Prior to the commencement of each calendar year of Tenant's occupancy, Landlord may make a good faith estimate of the anticipated amount of Tenant's Additional Rental ("TENANT'S FORECAST ADDITIONAL RENTAL") and Tenant agrees to pay Tenant's Forecast Additional Rental in equal monthly installments in advance and without demand on the first day of each calendar month during and throughout the Lease Term and any renewal or extension thereof.

      (b) Within 150 days after the end of each calendar year during the Lease Term and any renewal or extension thereof, or as soon as reasonably possible thereafter, Landlord shall provide Tenant a statement showing the Operating Expenses for said calendar year and a statement prepared by Landlord comparing Tenant's Forecast Additional Rental theretofore paid by Tenant with Tenant's Additional Rental. In the event that Tenant's Forecast Additional Rental paid by Tenant exceeds Tenant's Additional Rental for said calendar year, Landlord, at Landlord's option, shall either pay Tenant an amount equal to such excess by direct payment to Tenant within thirty (30) days of the date of such statement, or credit such excess payment against the next accruing installment(s) of Tenant's Forecast Additional Rental. In the event that the Tenant's Additional Rental exceeds Tenant's Forecast Additional Rental for said calendar year, Tenant shall pay Landlord, within thirty (30) days of receipt of the statement, an amount equal to such difference. Such obligation of Landlord to refund and of Tenant to pay shall survive expiration or termination of this Lease. Landlord's statement showing Operating Expenses shall be conclusive and binding for all purposes on Tenant as to any and all items contained therein to which Tenant has not objected in writing to Landlord within thirty (30) days after Tenant's receipt of such statement, which writing shall specify each item objected to and the detailed reason for each such objection.

      (c) Notwithstanding anything to the contrary contained herein, if the Building is not fully occupied during any calendar year of the Lease Term, Operating Expenses (or such components thereof as Landlord may reasonably elect), Tenant's Forecast Additional Rental and Tenant's Additional Rental for purposes of this Section 4 shall be determined as if the Building had been fully occupied during such year and Operating Expenses had been in an amount which would be normal if the Building were fully occupied. For the purposes of this Lease, "FULLY OCCUPIED" shall mean occupancy of ninety-five percent (95%) of the total Rentable space in the Building.

      (d) The term "OPERATING EXPENSES" shall mean all costs of management, operation (specifically including the cost of the electricity to the Building and related improvements but not to those tenants' premises which are submetered) and maintenance of the Land, the Building, and all other improvements on the Land and any and all appurtenances thereto (the "COMMON FACILITIES"), all accrued and based on an annual period consisting of a calendar year. . The term "Operating Expenses" shall not include (i) taxes, special assessments, franchise taxes or taxes imposed upon or measured by the income or profits of Landlord (unless that tax is imposed in lieu of an ad valorem or similar tax), (ii) debt service on mortgages, deeds of trust or other encumbrances, (iii) any expense for which Landlord is otherwise actually compensated through insurance, warranty, condemnation awards or is otherwise compensated by any tenant, (iv) salaries and other compensation of personnel above the grade of building manager (but specifically including compensation paid to the building engineer and any building management company), (v) leasing commissions, advertising, promotion costs, and other fees and expenses, including, without limitation, legal fees, relating to procuring tenant's to rent space in the Building and lease takeover costs, (vi) any costs that duplicate costs for which Landlord is actually reimbursed by Tenant under the provisions hereof or any other lessee of the Building, (vii) the cost of any judgment, settlement, or arbitration award resulting from any liability of Landlord and all expenses incurred in connection therewith, unless that liability based on an expense which is otherwise included in Operating Expenses , (viii) all costs incurred with the sale or transfer of all or any portion of the Land/Building or any interest therein, (ix) costs incurred in connection with curing any building code violations existing prior to the Commencement Date which do not involve routine maintenance, (x) the cost of performing additional services for any particular tenant to the extent that such services materially exceed that provided to other lessees in the Building, (xi) costs incurred by Landlord for alterations and additions which are considered capital improvements or replacements under generally accepted accounting principles; (xii) Lessor's general corporate overhead and general administrative expenses; (xiv) any cost or expense in excess of $50,000 related to removal, cleaning, abatement or remediation of hazardous material in and around the Building; (xiv) "takeover expenses"; and (xv) the cost of any item which is, or should in accordance with sound accounting practice be, capitalized on the books of Landlord, to the extent such cost is not amortized by Landlord.

5. ELECTRICITY. Tenant shall, at Tenant's expense, install any additional electrical facilities for Tenant's use of the Premises in excess of those existing as of the date of this Lease, along with an electrical meter to measure Tenant's consumption of electricity. Tenant shall pay Landlord as Additional Rent an amount equal to the difference between (a) the actual number of kilowatt hours used by Tenant, multiplied by the average rate per kilowatt hour paid by Landlord for the Building, and (b) $1.309 per rentable square feet in the Premises. Landlord acknowledges Tenant's requirement that its business demands up to twelve (12) watts of electrical energy per rentable square foot. Tenant covenants that at no time shall the use of electrical energy in the Premises (for any purpose, including without limitation for Building systems such as heat and air conditioning) exceed the capacity of the existing feeders or writing installations then serving the Premises, as determined by Landlord in its sole discretion. Tenant shall not, without prior consent of Landlord in each instance, make or perform, or permit the making or performing of, any alteration to wiring installations or other electrical facilities in or serving the Premises or any additions to the electrical fixtures, business machines, office equipment, or other appliances in the Premises which utilize electrical energy. Tenant shall be responsible at its sole cost, for any upgrade to the electrical capacity available to the Premises that is necessary to satisfy Tenant's needs and that is approved by Landlord.

6. PAYMENTS AND PERFORMANCE. Tenant agrees to pay all rents and sums provided to be paid by Tenant hereunder at the times and in the manner herein provided, without any setoff, deduction or counterclaim whatsoever. Should this Lease commence on a day other than the first day of a calendar month or terminate on a day other than the last day of a calendar month, the rent for such partial month shall be proportionately reduced. The Base Rental for the first partial month, if any, shall be payable at the beginning of said period or as Prepaid Rental. The obligation of Tenant to pay such rent is an independent covenant, and no act or circumstance whatsoever, whether such act or circumstance constitutes a breach of covenant by Landlord or not, shall release Tenant from the obligation to pay rent. Time is of the essence in the performance of all of Tenant's obligations hereunder. Any amount which becomes owing by Tenant to Landlord hereunder shall bear interest at the highest lawful rate per annum from the due date until paid, unless there is no highest lawful rate of interest provided by law with respect to such amount, in which event such amount all bear interest at the rate of one and one-half percent (1 1/2%) per month from the due date until paid. In addition, at Landlord's option, but only to the extent allowed by applicable law and not in excess of the amount allowed by applicable law, Tenant shall pay a late charge in the amount (as solely determined by Landlord) of up to five percent (5%) of any installment of rental hereunder which is not paid within five (5) days of the date on which it is due in order to compensate Landlord for the additional expense involved in handling delinquent payments.

7. TENANT PLANS AND SPECIFICATIONS - INSTALLATION OF IMPROVEMENTS. Landlord will install or cause to be installed in the Premises all improvements shown on the Final Plans (as defined in Exhibit "D" attached hereto) upon the terms and conditions set forth in the Leasehold Improvements Agreement attached hereto as Exhibit "D" and made a part hereof.

8. COMPLETION OF IMPROVEMENTS AND COMMENCEMENT OF RENT. If the Premises are not ready for occupancy by Tenant on the Commencement Date pursuant to the terms of Exhibit "D", the obligations of Landlord and Tenant shall nevertheless continue in full force and effect, including the obligation of Tenant to commence paying rent on the Commencement Date, provided that if the Premises are not ready for occupancy on the Commencement Date for any reason other than Tenant's Delay (as defined in Exhibit "D"), then the rent shall abate and not commence until the date the leasehold improvements to the Premises are substantially complete or until the date Tenant commences occupancy of any portion of the Premises, whichever first occurs (such first occurring date being herein referred to as the "ACTUAL COMMENCEMENT DATE"). Any such abatement of rent, however, shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of the Premises not being ready for occupancy by Tenant on the Commencement Date. If the Premises are not ready for occupancy by Tenant on the Commencement Date, the number of months of the Lease Term will remain as stated in the Basic Lease Information, and the Lease Term will commence on the Actual Commencement Date. Notwithstanding the foregoing, if Tenant, with Landlord's consent, occupies the Premises after substantial completion of Tenant's leasehold improvements but prior to the beginning of the Lease Term set forth herein, all of the terms and provisions of this Lease shall be in full force and effect from the commencement of such occupancy and the Lease Term shall commence on the earlier date on which Tenant first occupies the Premises and shall expire the same number of months thereafter as shown in the Basic Lease Information and no change shall occur in the length of the Lease Term. By moving into the Premises or taking possession thereof, Tenant accepts the Premises as suitable for the purposes for which the same are leased and accepts the Building and every appurtenance thereof, and waives any and all defects therein and on request from Landlord, Tenant shall promptly execute and deliver to Landlord an Acceptance of Premises Memorandum in the form attached hereto as Exhibit "E" and made a part hereof for all purposes. For purposes of this Lease, the term "substantially complete" means that Landlord's Work has been completed except for minor details of construction, decoration, or mechanical adjustment which do not materially interfere with Tenant's use of the Premises or items which Landlord cannot complete due to a Tenant Delay, which includes Tenant's failure to install utility upgrades as provided in this Lease. When Landlord's Work is substantially complete, Landlord and Tenant shall prepare a punchlist specifically identifying those incomplete items.

      Tenant recognizes that a portion of the Premises is currently leased to another tenant which is in possession under a lease agreement permitting Landlord to elect to relocate the tenant to other space in the Building. After the execution of this Lease, approval of the Final Plans (in accordance with Exhibit "D") and designation of the Equipment Area (in accordance with Rider
107), Landlord shall use reasonable efforts to exercise that relocation right and move the other tenant to other space in the Building. Landlord shall not be liable for the failure to give possession of the Premises on the Commencement Date by reason of the holding over or retention of possession of any tenant, tenants, or occupants, or for any other reason, and any such failure shall not impair the validity of this Lease, or extend the Term, but the rent for the Premises shall be abated until possession is delivered to Tenant, and such abatement shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of such failure to give possession of the Premises to Tenant on the Commencement Date. If for any reason the other tenant is not relocated within sixty (60) days after the date this Lease is fully executed, the Final Plans approved and Equipment Area designated, then Tenant may, as its sole remedy, terminate this Lease by written notice to Landlord at any time prior to the date that Landlord has relocated the tenant, in which event neither Landlord nor Tenant shall have any liability to the other party.

9.    DELETED.

10. REPAIRS AND REENTRY. Tenant will, at Tenant's own cost and expense, maintain and keep the Premises and any alterations and additions thereto in sound condition and good repair, and shall pay for the repair of any damage or injury done to the Building or any part thereof by Tenant or Tenant's agents, employees and invitees; provided, however, that Tenant shall make no repairs to the Premises without the prior written consent of Landlord. The performance by Tenant of its obligation to maintain and make repairs shall be conducted only by contractors approved by Landlord after plans and specifications therefor have been approved by Landlord. Tenant will not commit or allow any waste or damage to be committed on any portion of the Premises, and upon the termination of this Lease by lapse of time or otherwise, Tenant shall deliver up the Premises to Landlord in as good condition as at date of possession, ordinary wear and tear excepted. Upon such termination of this Lease, Landlord shall have the right to reenter and resume possession of the Premises. Notwithstanding the foregoing provisions of this Section 10, any repairs to the Premises or the Building that are necessitated because of any damage caused by fire or other casualty shall be governed by the provisions of Section 22 below. Landlord shall be responsible for maintenance to the exterior, structural and Common Areas of the Building. . Landlord, at its own expense, shall keep and maintain the portions of the Building not leased to tenants and all related fixtures, appurtenances, systems, and facilities reasonably watertight and in good working order, condition, and repair, and in material compliance with all laws, ordinances, orders, rules and regulations of any governmental authority having jurisdiction over the use, conditions or occupancy of the Premises except for (a) those repairs for which Tenant is responsible pursuant to any other provision of this Lease, including, but not limited to, this section, or (b) repairs to Tenant's Property.

11. ASSIGNMENT AND SUBLETTING. Tenant shall not assign its rights under this Lease or sublet the premises in whole or in part or grant any license, concession or other right of occupancy of any portion of the Premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Any such assignment, mortgage or subletting without such consent shall be void and shall, at the sole option of the Landlord, be deemed an event of default by Tenant under this Lease. Notwithstanding any assignment or subletting consented to by Landlord, Tenant and any guarantor of Tenant's obligations under this Lease and each assignee shall at all times remain fully responsible and liable for the payment of the rent herein specified and for compliance with all of Tenant's other covenants and obligations under this Lease. Tenant shall reimburse Landlord, on demand, for its reasonable attorneys' fees and other expense incurred in connection with considering any request for Landlord's consent to an assignment or sublease of the Premises. For purposes of this Lease, a merger or consolidation with another entity, or a transfer of a controlling interest in the stock or other equity interests in Tenant, shall each be deemed an assignment of the rights of Tenant under the Lease, unless the merger or consolidation is with, or the transfer is made to, an entity with a tangible net worth (at the time of the merger, consolidation or transfer) at least equal to that of Tenant as of the Commencement Date and which is acquiring all or substantially all of Tenant's assets, except for any merger, consolidation or transfer is for a good business purpose and not principally for the purpose of transferring the leasehold estate created by this Lease.

12. ALTERATIONS AND ADDITIONS BY TENANT. Tenant shall make no alterations in or additions to the Premises without the prior written consent of Landlord (which consent may not be unreasonably withheld), and all alterations, additions, and improvements made to or fixtures or improvements placed in or upon the Premises by either party (except only moveable trade fixtures of Tenant and other portions of Tenant's Property) shall be deemed a part of the Building and the property of the Landlord at the time they are placed in or upon the Premises, and they shall remain upon and be surrendered with the Premises as a part thereof at the termination of this Lease, unless Landlord shall elect otherwise, whether such termination shall occur by the lapse of time or otherwise. In the event Landlord shall elect that certain alterations, additions and improvements made by a Tenant in the Premises shall be removed by Tenant, Tenant shall remove them and Tenant shall restore the Premises to its original condition, at Tenant's own cost and expense, prior to the termination of the Lease Term. Alterations and additions to the Premises will be performed by Landlord at Tenant's cost and expense.

13. LEGAL USE; VIOLATIONS OF INSURANCE COVERAGE; NUISANCE. Tenant will not occupy or use any portion of the Premises for any purpose other than the Sole Permitted Use or for any purpose which in unlawful or which, in the reasonable judgment of Landlord, is disreputable or which is hazardous due to risk of fire, explosion or other casualty, nor permit anything to be done which will in any way (i) increase the rate of fire and casualty insurance on the Building or its contents, or (ii) tend to lower the character and reputation of the Building, or
(iii) create unreasonable elevator loads or otherwise interfere with standard Building operations, or (iv) affect the structural integrity or design capabilities of the Building. In the event that, by reason of any act or conduct of business of Tenant, there shall be any increase in the rate of insurance on the Building or its contents created by Tenant's acts or conduct of business, then Tenant hereby agrees to pay Landlord the amount of such increase on demand. Tenant shall not erect, place, or allow to be placed any sign, advertising matter, stand, booth or showcase in, upon or visible from the vestibules, halls, corridors, doors, outside walls, outside windows or pavement of the Building or the Land without the prior written consent of Landlord. Tenant will conduct its business, and control its agents, employees, and invitees in such a manner as not to create any nuisance or interfere with, annoy or disturb other tenants or Landlord in the management of the Building.

14. LAWS AND REGULATIONS. Tenant at its sole expense will maintain the Premises in a clean and healthful condition and will comply with all laws, ordinances, orders, rules and regulations of any governmental authority having jurisdiction over the use, conditions or occupancy of the Premises.

15. INDEMNITY, LIABILITY AND LOSS OR DAMAGE. Landlord shall not be liable to Tenant or Tenant's agents, employees, guests, invitees or any person claiming by, through or under Tenant for any injury to person, loss of or damage to property or for loss of or damage to Tenant's business, occasioned by or through the acts or omissions of Landlord or by any cause whatsoever except for any thereof arising solely from or out of Landlord's gross negligence or willful wrongdoing. Unless arising solely from or out of Landlord 's gross negligence or willful wrongdoing Landlord shall not be liable for and Tenant shall indemnify Landlord and save it harmless from all suits, actions, damages, liability and expense in connection with loss of life, bodily or personal injury or property damage arising from or out of any occurrence in, upon, at or from the Premises or the occupancy or use by Tenant of the Premises or any part thereof or occasioned wholly or in part by any action or omission of Tenant its agents, contractors, employees, invitees, or licensees. Tenant acknowledges and agrees that its indemnity obligations hereunder cover and relate to, without limitation, any negligent action and/or omission (whether joint comparative or concurrent) of Landlord and Landlord's agents, servants and employees. If Landlord shall be made a party to any action commenced by or against Tenant, Tenant shall protect and hold Landlord harmless therefrom and on demand shall pay all costs, expenses and reasonable attorney's fees incurred by Landlord in connection therewith.

16. RULES OF THE BUILDING. Tenant will comply fully, and will cause Tenant 's agents, employees and invitees to comply fully with all Rules and Regulations of the Building which are attached hereto as EXHIBIT "F" and made a part hereof as though fully set out herein. As more particularly provided therein Landlord shall at all times have the right to change such Rules and Regulations or to amend them in such reasonable manner as Landlord may deem advisable for the safety, protection, care and cleanliness of the Building and appurtenances and for preservation of good order therein, all of which Rules and Regulations, changes and amendments will be forwarded to Tenant in writing and shall be complied with and observed by Tenant and Tenant's agents, employees and invitees.

17. ENTRY FOR REPAIRS AND INSPECTION. Landlord and its agents and representatives shall have the right to enter into and upon any and all parts of the Premises at all reasonable hours (or, in an emergency, at any hour) to inspect same or clean or make repairs or alterations or additions to the Building and Premises (whether structural or otherwise) as Landlord may deem necessary, and during the continuance of any such work, Landlord may temporarily close doors, entryways, public spaces and corridors and interrupt or temporarily suspend Building services and facilities, and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof. During the Lease Term, Landlord may exhibit the Premises to prospective purchasers and lenders at reasonable hours and upon prior notice to Tenant. Furthermore, during the one-year period prior to the expiration date of this Lease, Landlord and Landlord 's agents may exhibit the Premises to prospective tenants during Normal Business Hours and upon prior notice to Tenant.

18. CONDEMNATION. If all of the Premises, or so much thereof as would materially interfere with Tenant's use of the remainder, shall be taken or condemned for any public use or purpose by right of eminent domain, with or without litigation, or be transferred by agreement in connection with or in lieu of or under threat of condemnation, then the Lease Term and the leasehold estate created hereby shall terminate as of the date title shall vest in the condemnor or transferee. If all or any portion of the Building is taken or condemned or transferred as aforesaid, Landlord shall have the option to terminate this Lease effective as of the date title shall vest in the condemnor or transferee. Landlord shall receive the entire award from any taking or condemnation (or the entire compensation paid because of any transfer by agreement), and Tenant shall have no claim thereto.

19. LANDLORD 'S LIEN AND SECURITY INTEREST. Landlord shall have a Landlord 's statutory lien, and in addition thereto Landlord shall have, and Tenant hereby grants unto Landlord, a security interest in all of the goods, wares, furniture, fixtures, office equipment, supplies and other property of Tenant now or hereafter placed in, upon, or about the Premises and all proceeds thereof as security for all of the obligations of Tenant under this Lease. Tenant shall not remove any of said personal property from the Premises until all of Tenant's obligations under this Lease have been satisfied in full. Upon the occurrence of an event of default by Tenant, Landlord may, in addition to any other remedies provided herein, enter upon the Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant situated on the Premises, without liability for trespass or conversion, and sell the same at public or private sale with or without having such property, at the sale after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made; and at any such sale the Landlord or its assigns may purchase unless otherwise prohibited by law. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorney 's fees and other expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this Section 19. Any surplus shall be paid to Tenant or as otherwise required by law and Tenant shall pay any deficiencies forthwith to Landlord. Upon request by Landlord, Tenant agrees to execute and deliver to Landlord a financing statement in form sufficient to perfect the security interest of Landlord in the aforementioned property and proceeds thereof under the provisions of the Texas Uniform Commercial Code.

20. ABANDONED PROPERTY. All personal property of Tenant remaining in the Premises after the termination or expiration of the Lease Term or after the abandonment of the Premises by Tenant may be treated by Landlord as having been abandoned by Tenant and Landlord, may at its option and election, thereafter take possession of such property and either (i) declare same to be the property of Landlord, or (ii) at the cost and expense of Tenant, store and/or dispose of such property in any manner and for whatever consideration, Landlord, in its sole discretion shall deem advisable. Tenant shall be presumed conclusively to have abandoned the Premises of the amount of Tenant's property removed by Tenant from the Premises is substantial enough to indicate a probable intent to abandon the Premises and such removal is not in the normal course of Tenant's business, or if Tenant removes any material amount of Tenant 's personal property from the Premises, at a time when Tenant is in default in the payment of rental due hereunder or in the performance of any other obligation of Tenant hereunder and such removal is not in the normal course of Tenant 's business. Nothing contained in this Section shall prejudice or impair Landlords rights as a lienholder and secured party under Section 19 hereof, and the rights granted to Landlord under this Section shall be cumulative of its rights as a lienholder and secured party.

21. HOLDING OVER. Should Tenant continue to hold the Premises after this Lease terminates, whether by lapse of time or otherwise, such holding over shall, unless otherwise agreed by Landlord in writing, constitute and be construed as a tenancy at will at a daily rental equal to one-thirtieth (1/30) of an amount equal to the greater of (i) double the amount of the monthly rental payable during the last month prior to the termination of this Lease or (ii) 150% of the rate for which similar space in the Building is then being leased by Landlord, and upon and subject to all of the other terms and provisions set forth herein except any right to renew this Lease, expand the Premises or lease additional space. This provision shall not be construed, however, as permission by Landlord for Tenant to holdover.

22.   FIRE AND CASUALTY.

      (a) If the Premises are damaged by fire or other casualty then in such event Landlord shall, in its sole discretion, either (i) enter and make the necessary repairs without affecting this Lease, or (ii) terminate this Lease by giving written notice thereof to Tenant within sixty (60) days of such fire or other casualty in which event Tenant shall pay the rent hereunder apportioned to the time of such loss and shall pay all other obligations of Tenant owing on the date of termination, and Tenant shall immediately surrender the Premises to Landlord.

      (b) In the event the Building is so badly damaged or injured by fire or other casualty, even though the Premises may not be affected, that Landlord decides, within ninety (90) days after such destruction, not to rebuild or repair the Building (such decision being vested exclusively in the discretion of Landlord), then in such event Landlord shall so notify Tenant in writing and this Lease shall terminate as of the date specified for termination in the notice from Landlord to Tenant, and the Tenant shall pay rent hereunder apportioned to the date of such termination and shall pay all other obligations of Tenant owing on the date of termination, and Tenant shall immediately surrender the Premises to Landlord.

23. ENTIRE AGREEMENT AND AMENDMENT; NO REPRESENTATIONS OR WARRANTIES; NO MEMORANDUM OF LEASE. This Lease contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior and contemporaneous agreements, understandings, promises, and representations made by either party to the other concerning the subject matter hereof and the terms applicable hereto. It is expressly agreed by Tenant, as a material consideration to Landlord for the execution of this Lease, that there have been no representations, understandings, stipulations, agreements or promises pertaining to the Premises, the Building or this Lease not incorporated in writing herein. This Lease shall not be altered, waived, amended or extended, except by a written agreement signed by the parties hereto, unless otherwise expressly provided herein. LANDLORD'S DUTIES AND WARRANTIES ARE LIMITED TO THOSE SET FORTH IN THIS LEASE, AND SHALL NOT INCLUDE ANY IMPLIED DUTIES OR WARRANTIES, ALL OF WHICH ARE HEREBY DISCLAIMED BY LANDLORD AND WAIVED BY TENANT. Neither this Lease nor a memorandum of this Lease shall be recorded in the public records of the county in which the Building is located without the prior written consent of Landlord.

24. TRANSFER OF LANDLORD'S RIGHTS. In the event Landlord transfers its interest in the Building, Landlord shall thereby automatically be released from any further obligations hereunder, and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations.

25.   DEFAULT.

      (a) The following events shall be deemed to be events of default (herein so called) by Tenant under this Lease: (i) Tenant shall fail to pay any rental or other sum payable by Tenant hereunder as and when such rental or other sum becomes due and payable; provided, however, that Tenant shall be entitled to receive, one (1) time each calendar year, a written notice of such failure from Landlord and a five (5) day period thereafter to cure such payment default; (ii) Tenant shall fail to comply with any other provision, condition or covenant of this Lease and any such failure is not cured within fifteen (15) days after Landlord gives written notice of such failure to Tenant; (iii) Tenant shall desert, vacate or fail to physically occupy any substantial portion of the Premises; (iv) Tenant shall assign this Lease or sublet all or any part of the Premises or grant any license, concession or other right of occupancy or any portion of the Premises, without the prior written consent of Landlord; (v) Any petition shall be filed by or against Tenant or any guarantor of Tenant's obligations under this Lease pursuant to any section or chapter of the present federal Bankruptcy Act or under any future federal Bankruptcy Act or under any similar law or statute of the United States or any state thereof (which as to any involuntary petition shall not be and remain discharged or stayed within a period of thirty (30) days after its entry), or Tenant or any guarantor of Tenant 's obligations under this Lease shall be adjudged bankrupt or insolvent in proceedings filed under any section or chapter of the present federal Bankruptcy Act or under any future federal Bankruptcy Act or under any similar law or statute of the United States or any state thereof; (vi) Tenant or any guarantor of Tenant 's obligations under this Lease shall become insolvent or make a transfer in fraud of creditors; (vii) Tenant or any guarantor of this Lease shall make an assignment for the benefit of creditors; or (viii) a receiver or trustee shall be appointed for Tenant or any guarantor of this Lease or for any of the assets of Tenant or any guarantor of this Lease.

      (b) Upon the occurrence of any event of default, Landlord shall have the option to do any one or more of the following without any further notice or demand, in addition to and not in limitation of any other remedy permitted by law or by this Lease: (i) Enforce, by all legal suits and other means, its rights hereunder, including the collection of Base Rental, Tenant's Additional Rental and other sums payable by Tenant hereunder and the reimbursement for all unamortized Tenant allowances and concessions, without reentering or resuming possession of the Premises and without terminating this Lease; and (ii) Terminate this lease by issuing written notice of termination to Tenant, in which event

Tenant shall immediately surrender the Premises to Landlord. Tenant shall pay to Landlord as damages on the same days as Base Rental, Tenant's Additional Rental and other payments which are expressed to be due under the provisions of this Lease, the total amount of such Base Rental, Tenant's Additional Rental and other payments plus a reimbursement for all unamortized Tenant allowances and concessions, less such part, if any, of such payments that Landlord shall have been able to collect from a new tenant upon reletting; provided, however, that Landlord shall have no obligation to relet the Premises so as to mitigate the amount for which Tenant is liable. Landlord shall have the right at any time to demand final settlement. Upon demand for a final settlement, Landlord shall have the right to receive, and Tenant hereby agrees to pay, as damages for Tenant's breach, the difference between the total rental provided for in this Lease for the remainder of the Lease Term and the reasonable rental value of the Premises for such period, such difference to be discounted to present value at a rate equal to the rate of interest allowed by law (at the time the demand for final settlement is made) when the parties to a contract have not agreed on any particular rate of interest (or, in the absence of such law, at the rate of 6% per annum). Tenant agrees to reimburse Landlord immediately upon demand for any expenses which Landlord may incur in its actions pursuant to this subsection, and Tenant further agrees that Landlord shall not be liable for damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise. In addition to all remedies specified above, if Tenant is delinquent in rentals or other monetary payments due under the Lease, Landlord may enter upon the Premises and change, alter, or modify the door locks on all entry doors of the Premises, and permanently or temporarily exclude Tenant, and its agents, employees, representatives and invitees, from the Premises; and in such event, Landlord shall not be obligated to provide Tenant with a key to reenter the Premises until such time as all delinquent rent and other amounts due under this Lease have been paid in full, and only during Landlord's Normal Business Hours. Landlord's exclusion of Tenant from the Premises pursuant to the immediately preceding sentence shall not constitute a permanent exclusion of Tenant from the Premises or a termination of this Lease unless Landlord so notifies Tenant in writing; moreover, Landlord shall not be obligated to place a written notice on the Premises on the front door thereof explaining Landlord's action or stating the name, address or telephone number of any individual or company from which a new key may be obtained.

26. WAIVER; ATTORNEY'S FEES. Landlord's acceptance of rent following an event of default hereunder shall not be construed as Landlord's waiver of such event of default. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of any other violation or default. The failure of Landlord to enforce any of the Rules and Regulations described in
Section 16 against Tenant or any other Tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing and is signed by Landlord. The rights granted to Landlord in this Lease shall be cumulative of every other right or remedy which Landlord may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies. If Landlord brings any action under this Lease, or consults or places this Lease or any amount payable by Tenant hereunder with an attorney for the enforcement of any of Landlord's rights hereunder, then Tenant agrees to pay to Landlord on demand from Landlord the reasonable attorney's fees and other costs and expenses incurred by Landlord in connection therewith.

27. QUIET POSSESSION. Landlord hereby covenants that Tenant, upon paying rent as herein reserved, and performing all covenants and agreements herein contained on the part of Tenant, shall and may peacefully and quietly have, hold and enjoy the Premises without any disturbance from Landlord or from any other person claiming by, through or under Landlord, subject to the terms, provisions, covenants, agreements and conditions of this Lease, specifically including, but without limitation, the matters described in Section 34 hereof.

28. SEVERABILITY. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Lease Term, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision that is illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

29. SECURITY DEPOSIT. The Security Deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of rental or a measure of Landlord's damages in case of default by Tenant upon the occurrence of any event of default by Tenant or upon termination of this Lease. Landlord may commingle the Security Deposit with other funds. Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages of rent or to satisfy any other covenant or obligation of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, the balance of the Security Deposit remaining after any such application shall be returned by Landlord to Tenant. If Landlord transfers its interest in the Premises during the Lease Term, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of, or any other matter relating to, such Security Deposit.

30. NO SUBROGATION; INSURANCE. (a) Tenant hereby waives any cause of action it might have against Landlord on account of any loss or damage that is insured against under any insurance policy that covers the Premises, Tenant's fixtures, personal property, leasehold improvements or business and which names Tenant as a party insured. Landlord hereby waives any cause of action it might have against Tenant because of any loss or damage that is insured against under any insurance policy that covers the Building or any property of Landlord used in connection with the Building and which names Landlord as a party insured, provided that if the cost of restoring the loss or damage exceeds the amount of property damage insurance proceeds paid to Landlord on account of the loss or damage, Tenant shall remain liable to Landlord for the amount of such excess. This provision is cumulative of Section 15 (b) Tenant shall procure and maintain throughout the Lease Term a policy or policies of insurance, at its sole cost and expense, insuring Tenant and Landlord against any and all liability for injury to or death of a person or person, occasioned by or arising out of or in connection with the use or occupancy of the Premises, the limits of such policy or policies to be in an amount not less than $1,000,000.00 with respect to injuries to or death of any one person and in an amount of not less than $1,000,000.00 with respect to any one accident or disaster, and shall furnish evidence satisfactory to Landlord of the maintenance of such insurance. Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least ten (10) days prior to cancellation, expiration or material alteration of such insurance. It is recommended that Tenant carry fire and extended coverage insurance on its personal property, as Landlord shall in no event be required to rebuild, repair or replace any part of the furniture, equipment, personal property, fixtures and other improvements which may have been placed by Tenant on or within the Premises.

31. BINDING EFFECT. The provisions of this Lease shall be binding upon and inure to the benefit of Landlord and Tenant, respectively, and to their respective heirs, personal representatives, successors and assigns, subject to the provisions of Section 11, 24 and 41 hereof.

32. NOTICES. Any notice required or permitted to be given hereunder by one party to the other shall be deemed to be given when deposited in the United States mail, certified or registered, return receipt requested, with sufficient postage prepaid, or hand delivered, addressed to the respective party to whom notice is intended to be given at the address of such party set forth on the Basic Lease Information. Either party hereto may at any time by giving written notice to the other party in the aforesaid manner designate any other address, which, in regard to notices to be given to Tenant, must be within the continental United States, in substitution of the foregoing address to which any such notice shall be given.

33. BROKERAGE. Tenant warrants that it has not had any dealings with any broker or agent in connection with the negotiation or execution of this Lease other than Chris Petta and Lawrence Gardner (the "BROKERS"), who shall be compensated by Landlord under a separate agreement. Tenant agrees to indemnify Landlord and hold Landlord harmless from and against any and all cost, expense or liability for commissions or other compensation or charges claimed by any other broker or agent with respect to this Lease.

34. SUBORDINATION. This Lease and all rights of Tenant hereunder are subject and subordinate to any deed of trust, mortgage or other instrument of security which does now or may hereafter cover the Building and the Land or any interest of Landlord therein, and to any and all advances made on the security thereof, and to any and all increases, renewals, modifications, consolidations, replacements and extensions of any of such deed of trust, mortgage or instrument of security. This provision is hereby declared by Landlord and Tenant to be self-operative and no further instrument shall be required to effect such subordination of this Lease. Tenant shall, however, upon demand at any time or times execute, acknowledge and deliver to Landlord any and all instruments and certificates that, in the judgment of Landlord, may be necessary or proper to confirm or evidence such subordination, and Tenant hereby irrevocably appoints Landlord as Tenant's agent and attorney-in-fact for the purpose of executing, acknowledging and delivering any such instruments and certificates. Tenant further covenants and agrees upon demand by Landlord's mortgage at any time, before or after the institution of any proceedings for the foreclosure of any such deed of trust, mortgage or other instrument of security, or sale of the Building pursuant to any such deed of trust, mortgage or other instrument of security or voluntary sale, to attorn to the purchaser upon any such sale and to recognize and attorn to such purchaser as Landlord under this Lease.

35. JOINT AND SEVERAL LIABILITY. If there is more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. If there is a guarantor(s) of Tenant's obligations hereunder, the obligations of Tenant shall be joint and several obligations of Tenant and each such guarantor, and Landlord need not first proceed against Tenant hereunder before proceeding against each such guarantor, nor shall any such guarantor be released from its guarantee for any reason whatsoever, including, without limitation, any amendment of this Lease, any forbearance by Landlord or waiver of any of Landlord's rights, the failure to give Tenant or any such guarantor any notices, or the release of any party liable for the payment or performance of any of Tenant's obligations hereunder.

36. BUILDING NAME AND ADDRESS. Landlord reserves the right at any time to change the name by which the Building is designated and its address, and Landlord shall have no obligation or liability whatsoever for costs or expenses incurred by Tenant as a result of such name change or address change of the Building.

37. ESTOPPEL CERTIFICATES. Tenant agrees to furnish from time to time, within five (5) business days following the request by Landlord or any successor to Landlord or by the holder of any deed of trust or mortgage covering the Land and Building or any interest of Landlord therein, an estoppel certificate signed by Tenant in form and substance satisfactory to Landlord and any such lender, in their sole discretion. In the event Tenant shall fail or neglect to execute, acknowledge and deliver any such certificate, Landlord may, as the agent and attorney-in-fact of Tenant, execute, acknowledge and deliver the same, and Tenant hereby irrevocably nominates, constitutes and appoints Landlord as Tenant's proper and legal agent and attorney-at-fact for such purpose. Such power of attorney shall not terminate on disability of the principal.

38. MECHANIC'S LIENS. Nothing contained in this Lease shall authorize Tenant to do any act which shall in any way encumber the title of Landlord in and to the Premises or the Building or any part thereof; and if any mechanic's or materialman's lien is filed or claimed against the Premises or Building or any part thereof in connection with any work performed, materials furnished or obligation incurred by or at the request of Tenant, Tenant will promptly pay same or cause it to be released or recorded.

39. TAXES AND TENANT'S PROPERTY. Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed value of Landlord's property is increased by inclusion of personal property, furniture or fixtures placed by Tenant in the Premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay Landlord upon demand that part of such taxes for which Tenant is primarily liable hereunder.

40. CONSTRUCTIVE EVICTION. Tenant shall not be entitled to claim a constructive eviction from the Premises unless Tenant shall have first notified Landlord in writing of the condition or conditions giving rise thereto, and, if the complaints be justified, unless Landlord shall have failed to remedy such conditions within a reasonable time after receipt of said notice.

41. LANDLORD'S LIABILITY. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to Tenant's actual direct, but not consequential, damages therefor and shall be recoverable from the interest of Landlord in the Building and the Land, and Landlord shall not be personally liable for any deficiency. This clause shall not be deemed to limit or deny any remedies which Tenant may have in the event of default by Landlord hereunder which do not involve the personal liability of Landlord. Notwithstanding anything to the contrary contained in this Lease, in the event Landlord sells, assigns, transfers or conveys its interest in the Building and the Land, Landlord shall have no liability for any acts or omissions that occur after the date of said sale, assignment, transfer or conveyance.

42. EXECUTION BY LANDLORD. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights with respect hereto unless and until Landlord shall, or shall cause its managing agent to, execute a copy of this Lease already executed and delivered by Tenant to Landlord, and deliver the same to Tenant.

43. MISCELLANEOUS. The following provisions shall be applicable hereto: (i) no waiver by Landlord of any of its rights or remedies hereunder, or otherwise, shall be considered a waiver of any other or subsequent right of remedy of Landlord; no delay or omission in the exercise or enforcement by Landlord of any rights or remedies shall ever by construed as a waiver of any right or remedy of Landlord; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Landlord; (ii) this Lease is for the sole benefit of Landlord, its successors and assigns, and Tenant, its permitted successors and assigns, and it is not for the benefit of any third party; words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires; and (iv) whenever a period of time is herein prescribed for action to be taken by a party (other than the payment of money), that party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages and/or unavailability of labor or materials, war, governmental laws, regulations or restrictions, or any other cause of any kind whatsoever which are beyond the reasonable control of that party.

44. APPLICABLE LAW; CONSENT TO JURISDICTION. THIS LEASE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN THE STATE OF TEXAS. TENANT HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT WITH RESPECT TO THIS LEASE MAY BE MAINTAINED IN THE COURTS OF TARRANT COUNTY, TEXAS OR IN THE U. S. DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, AND TENANT HEREBY CONSENTS TO THE JURISDICTION AND VENUE OF SUCH COURTS.


      IN WITNESS WHEREOF, this Lease Agreement is entered into by the parties hereto on the day and year first set forth above.


LANDLORD:                                       TENANT:
---------                                       -------

DOUBLE CREEK CAPITAL CORPORATION                INTELLIGENT INFORMATION INCORPORATED



By:                                             By:
   ----------------------------                    ----------------------------------
Printed Name:                                   Printed Name:
             ------------------                              ------------------------
Title:                                          Title:
      -------------------------                       -------------------------------

                         EXHIBIT "A" TO LEASE AGREEMENT



Being Tract A and Tract B, Block 2 of 820 Northeast Addition, an addition to the City of Hurst, Tarrant County, Texas.






Initialed:  Landlord                Tenant                    Exhibit A - Page 1
                     ------------         ---------------

                         EXHIBIT "B" TO LEASE AGREEMENT



The term "RENTABLE SPACE" shall be calculated as follows: (i) in the case of a single tenancy floor, all floor area measured at the floor from the inside surface of the outer glass line of the Building to the inside surface of the opposite outer glass line excluding only the areas (the "SERVICE AREAS") used for Building stairs, fire towers, elevator shafts, flues, vents, stacks, pipe shafts and vertical ducts (which Service Areas shall be measured from the mid-point of walls enclosing such Service Areas), but including any such Service Areas which are for the specific use of the particular tenant such as special stairs or elevators, plus an allocation of the square footage of the Building's elevator machine rooms, mechanical and electrical rooms, and public lobbies, and
(ii) in the case of a floor to be occupied by more than one tenant, all floor areas within the inside surface of the outer glass walls enclosing the Premises and measured to the mid-point of the walls separating areas leased by or held for lease to other tenants or from areas devoted to corridors, elevator foyers, restrooms, mechanical rooms, janitor closets, vending areas and other similar facilities for the use of all tenants on the particular floor (hereinafter sometimes called the "COMMON AREAS"), but including a proportionate part of the Common Areas located on such floor based upon the ratio which the tenant's rentable space (excluding Common Areas) on such floor bears to be aggregate rentable space (excluding Common Areas) on such floor, or other reasonable basis determined by Landlord, plus an allocation of the square footage of the Building's elevator machine rooms, mechanical and electrical rooms, and public lobbies. No deductions from Rentable Space shall be made for columns or projections necessary to the Building. The Rentable Space in the Premises has been calculated on the basis of the foregoing definition and is hereby stipulated for all purposes hereof to be as stated in the Basic Lease Information, whether the same should be more or less as a result of minor variations resulting from actual construction and completion of the Premises for occupancy so long as such work is done in substantial accordance with the terms and provisions hereof.



            [FLOOR PLAN OF PREMISES TO BE ATTACHED AS EXHIBIT "B-1"]

  [FLOOR PLAN OF RIGHT OF FIRST REFUSAL SPACE TO BE ATTACHED AS EXHIBIT "B-2"]





Initialed:  Landlord                  Tenant                  Exhibit B - Page 1
                     ---------------         -----------

                         EXHIBIT "C" TO LEASE AGREEMENT


HOLIDAYS

January 1st                                            New Years Day

Last Monday in May                                     Memorial Day

July 4th                                               Independence Day

First Monday in September                              Labor Day

Fourth Thursday in November                            Thanksgiving Holidays
   plus Friday following

December 25th                                          Christmas Day




Initialed:  Landlord                  Tenant                  Exhibit C - Page 1
                     ---------------         ------------

                         EXHIBIT "D" TO LEASE AGREEMENT


                        LEASEHOLD IMPROVEMENTS AGREEMENT

1. LANDLORD'S WORK. Landlord agrees to do certain finish work to the Premises ("Landlord's Work") as described in this Exhibit. Promptly after the execution of this Lease Landlord shall retain an architect, engineer or space planner to prepare and submit to Tenant plans and specifications for completing Landlord's Work (the "Plans"). Within five (5) days after the date Tenant receives the Plans Tenant will inform Landlord in writing of its objections, if any, to the Plans. Landlord shall then promptly after receipt of Tenant's objections make any revisions it deems appropriate and resubmit the Plans for Tenant's approval. The above procedure shall continue until the Plans are approved in writing by Landlord and Tenant (the "Final Plans"). Tenant shall not unreasonably withhold or delay its approval of the Final Plans.

2. CONSTRUCTION. Promptly after approval of the Final Plans and receipt of all required permits, Landlord shall commence construction upon the Premises and shall diligently perform Landlord's Work in substantial conformance with the Final Plans. Tenant shall not occupy the Premises until Landlord's Work is substantially complete. Any delay in the completion of Landlord's Work resulting from any act or omission of Tenant or any employee, agent or contractor of Tenant (or from Tenant's failure to promptly review and comment on the proposed Plans) shall be deemed a "Tenant Delay".

3. FINISH ALLOWANCE. Subject to the conditions of this Exhibit, Landlord shall pay for the cost of Landlord's Work, not to exceed $140,490.00 (the "Finish Allowance"). Any cost of Landlord's Work over and above the Finish Allowance and the cost of any additional work required by Tenant, if any, shall be paid Tenant to Landlord upon demand. If Landlord reasonably believes that Landlord's Work will cost in excess of the Finish Allowance, then Landlord may demand that Tenant deposit the excess into an escrow account to insure payment of the excess under terms reasonably acceptable to Landlord and Tenant.

4. SIGN. Tenant may, at Tenant's sole cost and expense, install one (1) exterior sign advertising Tenant's business at the Premises on the north side of the Building, subject to Landlord's approval of the size, style and exact location of the sign. The sign installed by Tenant shall be installed, maintained and removed at Tenant's sole cost and expense and strictly in conformance with all legal requirements. After the first twelve (12) months of the Lease Term, Tenant shall not have the right to install a sign on the exterior of the Building, unless the sign being installed replaces a sign of Tenant previously located on the exterior of the Building. Tenant's right to install a sign shall be immediately revoked if for any reason the square feet of the Premises leased to Tenant is reduced below 10,000 square feet.

      If in the future Landlord elects to construct a monument sign for the Building, then Tenant shall have the right to have its name listed on the monument sign so long as (a) Tenant is not in default under the Lease, (b) Tenant is leasing at least 10,000 square feet in the Building at that time, (c) Tenant's size (based on the total square feet of the Premises then leased by Tenant) when compared to other tenants in the Building is ranked equal to or higher than the number of spaces available on the monument sign, and (d) Tenant pays its proportionate share (based on the number of available names on the monument sign) of the cost of purchasing, installing, repairing and maintaining the monument sign. Nothing in this Lease obligates Landlord to construct a monument sign at any time. If Landlord elects to install a monument sign, then
(i) Landlord shall have sole discretion as to the size, style and location of the sign, (ii) Landlord shall give Tenant at least thirty (30) days prior written notice of the potential construction and projected size, style, location and costs, and (iii) Tenant must elect to have its name listed on, and participate in the cost of, the sign within ten (10) days after receipt Landlord's notice, or else Tenant will be deemed to have waived all of its rights regarding the monument sign.



Initialed:  Landlord                  Tenant                 Exhibit D - Page 1
                     ---------------         -----------

                         EXHIBIT "E" TO LEASE AGREEMENT


                        ACCEPTANCE OF PREMISES MEMORANDUM

      This Acceptance of Premises Memorandum (this "MEMORANDUM") is entered into on ___________________, by and between Double Creek Capital Corporation, as Landlord ('LANDLORD"), and Intelligent Information Incorporated, as Tenant ("TENANT"). Unless other wise defined herein, all capitalized terms used herein shall have the same meaning ascribed to such terms in the Lease (as hereinafter defined).

      A. Landlord and Tenant entered into a Lease Agreement dated October ___, 1999 (the "LEASE") whereby Landlord leased certain Premises located in the Building to Tenant pursuant to certain terms and provisions more particularly described therein.

      B. Certain leasehold improvements to the Premises have been constructed and installed for the benefit of Tenant in accordance with the terms and conditions set forth in the Leasehold Improvements Agreement attached as Exhibit "D" to the Lease.

      C. As provided in Section 8 of the Lease, Tenant desires to take possession of and accept the Premises subject to the terms and provisions hereof.

      NOW, THEREFORE, for and in consideration of the premises, and the mutual covenants and agreements contained herein and in the Lease, Landlord and Tenant hereby expressly covenant, acknowledge and agree as follows:

      1. Landlord has fully completed Landlord's Work and all other leasehold improvements, alterations or modifications to the Premises or the Building in accordance with the terms of the Lease (including the Leasehold Improvements Agreement), and the Premises are substantially complete. The Premises are tenantable and ready for immediate occupancy by Tenant and Landlord has no further obligation to install or construct any leasehold improvements, modifications or alterations to the Premises.

      2. The Commencement Date shall be _______________________. Pursuant to the provisions of the Lease, the first monthly installment of Base Rental shall become due and payable on __________________. The expiration date of the Lease shall be ___________________.

      3. The Premises contain approximately _______________ square feet of Rentable Space.

      4. Except as specifically set forth herein, as the date of this Memorandum the Lease has not been modified, altered, supplemented, superseded or amended in any respect. All terms, provisions and conditions of the Lease are and remain in full force and effect, and are hereby expressly ratified, confirmed, restated and reaffirmed in each and every respect.

      IN WITNESS WHEREOF, this Memorandum is entered into by Landlord and Tenant on the date first set forth above.


LANDLORD:                                       TENANT:
---------                                       -------
DOUBLE CREEK CAPITAL CORPORATION                INTELLIGENT INFORMATION INCORPORATED



By:                                             By:
   --------------------------------                -----------------------------------
Printed Name:                                   Printed Name:
             ----------------------                          -------------------------
Title:                                          Title:
      -----------------------------                   --------------------------------




Initialed:  Landlord                  Tenant                 Exhibit E - Page 1
                     ---------------         -----------

                         EXHIBIT "F" TO LEASE AGREEMENT


                         BUILDING RULES AND REGULATIONS


1. Sidewalks, doorways, vestibules, corridors, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises and for going from or to another part of the Building.

2. Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable materials shall be thrown or placed therein. Damage resulting to any such fixtures or appliances or surrounding areas from misuse by Tenant shall be repaired at the sole cost and expense of Tenant, and Landlord shall not in any case be responsible therefor.

3. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other parts of the Building except of such color, size and style and in such places as shall be first approved in writing by Landlord. No nails, hooks or screws shall be driven or inserted in any part of the Building except by the Building maintenance personnel nor shall any part of the Building be defaced by Tenant.

4. Landlord will provide and maintain an alphabetical directory of each Tenant's firm name on the first floor (main lobby) of the Building and no other directory shall be permitted unless previously consented to by Landlord in writing.

5. Tenant shall not place any additional lock or locks on any doors in or to the Premises without Landlord's prior written consent. Two keys to the locks on the doors which access the Premises from the Common Areas shall be furnished by Landlord to Tenant, and Tenant shall not have any duplicate keys made. Additional keys required by Tenant shall be made by Landlord at Tenant's sole expense. Upon termination of the Lease, Tenant shall return all keys to Landlord and shall provide to Landlord a means of opening all safes, cabinets and vaults being left with the Premises.

6. With respect to work being performed by Tenant in the Premises with the approval of Landlord, Tenant will refer all contractors, contractor's representatives and installation technicians rendering any service to them to Landlord for Landlord's supervision, approval and control before the performance of any contractual services. This provision shall apply to work performed in the Building including, but not limited to, installation of telephones, telegraph equipment, electrical devices and attachments, and any and all installation of every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment and any other physical portion of the Building. Tenant must have Landlord's written approval prior to employing any contractor. Any and all such contractors shall comply with these Rules and Regulations for such services including, hut not limited to, insurance requirements. All work in or on the Building shall comply with any and all codes. Tenant shall take no action which would disturb the ceiling tiles or cause any work to be performed above the acoustical ceiling in the Building.

7. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any bulky materials, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be restricted to such hours as Landlord shall designate. All such movement shall be under the supervision of Landlord and in the manner agreed between Tenant and Landlord by prearrangement before performance. Such prearrangement initialed by Tenant will include determination by Landlord, and subject to its decision and control, as to the time, method and routing of movement and as to limitations for safety or other concerns which may prohibit any article, equipment or any other item from being brought into the Building. Tenant is to assume all risk as to damage to articles moved and injury to person or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord and other tenants if damaged or injured as a result of acts in connection with carrying out this service for Tenant from the time of entering the property to completion of work; and Landlord shall not be liable for acts of any person engaged in, or any damage or loss to any of said property or persons resulting from any act in connection with such service performed for Tenant.

8. Landlord shall have the power to prescribe the weight and position of safes and other heavy equipment, which shall, in all cases, be positioned to distribute the weight and stand on supporting devices approved by Landlord. All damage done to the Building by taking in or putting out any property of Tenant, or done by Tenant's property while in the Building, shall be repaired at the expense of Tenant.

9.    Corridor doors, when not in use, shall be kept closed.

10. Tenant shall cooperate with Landlord's employees in keeping its Premises neat and clean. Tenant shall not employ any person for the purpose of such cleaning other than the Building's cleaning and maintenance personnel. Landlord shall be in no way responsible to Tenant, its agents, employees or invitees for any loss of property from the Premises or public areas or for any damage to any property thereon from any cause whatsoever.

11. To insure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to the Premises except by persons approved by Landlord in writing.





Initialed:  Landlord                  Tenant                 Exhibit F - Page 1
                     ---------------         -----------

12. Should Tenant require telegraphic, telephonic, annunciator or other communication service, Landlord will direct the electrician where and how wires are to be introduced and placed and none shall be introduced or placed except as Landlord shall direct. Electric current shall not be used to power in excess of standard office use or heating without Landlord's prior written permission.

13. Tenant shall not make or permit any improper noises in the Building or otherwise interfere in any way with other tenants or persons having business with them.

14. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No animals shall be brought into or kept in, on or about the Premises.

15. No machinery other than standard office equipment shall be operated by Tenant in its Premises without the prior written consent of Landlord, nor shall Tenant use or keep in the Building any flammable or explosive fluid or substance.

16. No portion of the Premises shall at any time be used or occupied as sleeping or lodging quarters.

17. Landlord will not be responsible for money, jewelry or other personal property lost or stolen in or from the Premises or public areas regardless or whether such loss or theft occurs when the area is locked against entry or not.

18. The Premises shall not be occupied by an average of more than one (1) person per 150 square feet of Rentable Space in the Premises without the prior written consent of Landlord.

19. Landlord reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as in its judgment shall from time to time be advisable for the safety, protection, care and cleanliness of the Building, the use and operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their agents, employees and invitees, which rules and regulations, when made and written notice thereof is given to Tenant, shall be binding upon Tenant in like manner as if originally herein prescribed.








Initialed:  Landlord                  Tenant                 Exhibit F - Page 2
                     ---------------         -----------

                         EXHIBIT "G" TO LEASE AGREEMENT



                               TENANT'S INSURANCE


Tenant shall, at its sole expense, maintain in effect at all times during the Lease Term, insurance coverage with limits not less than those set forth below with insurers licensed to do business in Texas:

            Insurance                                                               Minimum Limits
            ---------                                                               --------------
            A.  Commercial General Liability                                        $1,000,000 each
                        Bodily Injury/Property Damage                               occurrence or equivalent

      This policy shall be on a form acceptable to Landlord, endorsed to include the Indemnitees as additional insureds, state that the insurance is primary over any other insurance carried by Landlord, and shall include the following coverages:

            a)    Premises/Operations;
            b)    Independent Contractors;
            c) Broad Form Contractual in support of the Indemnity Section of this Lease; and
            d) Personal Liability with contractual and employee exclusions removed.


      Evidence of these coverages represented by Certificates of Insurance issued by the insurance carrier must be furnished to Landlord prior to Tenant moving in. Certificates of Insurance shall specify the additional insured status mentioned above as well as the waivers of subrogation. Such Certificates of Insurance shall state that Landlord will be notified in writing thirty days prior to cancellation, material change, or non-renewal of insurance.






Initialed:  Landlord                  Tenant                 Exhibit G - Page 1
                     ---------------         ------------

                         EXHIBIT "H" TO LEASE AGREEMENT


                            PROHIBITION OF CONCEALED
                            HANDGUNS, FIREARMS, AND
                            WEAPONS ON OR AROUND THE
                                    BUILDING

IT IS THE POLICY OF THE OWNER OF THE BUILDING TO EXPRESSLY PROHIBIT CONCEALED HANDGUNS, FIREARMS AND ANY WEAPONS TO BE CARRIED ONTO THE BUILDING , STORED FOR ANY PERIOD OF TIME IN ANY TENANT'S PREMISES OR POSSESSED AT ANY TIME IN OR AROUND THE BUILDING. THIS POLICY APPLIES TO ALL TENANTS AND VISITORS TO N.E. 820 BUSINESS TOWERS AND THEIR RESPECTIVE EMPLOYEES, CONTRACTORS, AGENTS AND INVITEES. THIS PROHIBITION INCLUDES ALL PARTS OF THE BUILDING AND ALL ADJACENT PARKING LOTS, SIDEWALKS, AND BUILDINGS, AND ANY VEHICLES LOCATED IN OR AROUND THE BUILDING.

THE OWNER WILL NOT CONDONE ANY ACTS OR THREATS OF VIOLENCE AGAINST THE OWNER'S EMPLOYEES, CUSTOMERS, OR VISITORS ON THE OWNER'S PREMISES AT ANY TIME OR WHILE THEY ARE ENGAGED IN BUSINESS WITH OR ON BEHALF OF THE OWNER, ON OR OFF THE OWNER'S PREMISES.





Initialed:  Landlord                  Tenant                 Exhibit H - Page 1
                     ---------------         ------------

                                                                   RIDER NO. 101


                            TENANT'S OPTION TO RENEW

      Tenant may, at its option and subject to the terms hereof, renew the Lease Term for one (1) additional term of sixty (60) months, provided that this Lease must be in full force and effect and no event of default, or event or conditions which, with the giving of notice, the passage of time, or both, could mature into an event of default, may exist under this Lease at the time of exercise of such option or at the time the renewal term would begin. Such renewal shall be upon the same terms and conditions as provided elsewhere in this Lease, except that (i) this Lease may not be renewed more often than as set forth above, (ii) Landlord shall have no obligation to install improvements in the Premises, and
(iii) the annual Base Rental for such renewal period(s), and each monthly installment thereof, shall be determined as provided below. Each such option shall be exercised by Tenant giving notice to Landlord by certified mail, return receipt requested, at least six (6) months prior to the end of the then-existing term, and, if not so exercised, such option not so exercised and any subsequent option to renew shall automatically expire and terminate. Notwithstanding anything to the contrary contained herein, Tenant's option herein shall be subject to a determination by Landlord, at Landlord's sole discretion, that Tenant's financial condition at the time it makes such election is comparable or better than the financial condition of Tenant at the time Tenant had executed the Lease. If Tenant so elects to renew the Lease Term, following Tenant's exercise of such renewal option, upon request from Landlord, Tenant and Landlord will enter into a renewal agreement by which this Lease will be renewed in accordance with the terms set forth in this Rider.

      The annual Base Rental for each renewal period shall be the Prevailing Building Rental Rate, which shall mean the annual rental rate then being charged by Landlord in the Building for space comparable to the Premises, as determined by Landlord, taking into consideration use, location and floor level within the Building, rental concessions then being granted by Landlord under similar circumstances, base year and/or expense stop calculations, the date the particular rate under consideration is to become effective, and the term of the lease under consideration. However, it is specifically agreed that for the purposes of Tenant's renewals option only, no concession or allowance for installation of Tenant improvements or moving expenses will be included in determining the Prevailing Building Rental Rate, inasmuch as Tenant will already be in possession and leasehold improvements will already have been installed in Tenant's Premises.




Initialed:  Landlord                  Tenant              Rider No. 101 - Page 1
                     ---------------         ------------

                                                                   RIDER NO. 103


                   OPTION TO EXPAND AND RIGHT OF FIRST REFUSAL


1. OPTION TO EXPAND. Subject to the terms of this Rider, Tenant has the option (the "EXPANSION OPTION") during the Expansion Period (defined below) to lease all or portions of the Potential Expansion Space (defined below) for a term beginning on the Effective Date (as hereinafter defined) and ending contemporaneously with the expiration of the Lease Term (unless sooner terminated pursuant to the terms of this Lease, and subject to any rights of extension contained in this Lease). In order to exercise the Expansion Option, Tenant must notify Landlord in writing during the Expansion Period that it is exercising its Expansion Option, designating which portions of the Potential Expansion Space which Tenant desires to lease.

2. RIGHT OF FIRST REFUSAL. Subject to the terms of this Rider, Tenant has a right of first refusal (the "RIGHT OF FIRST REFUSAL") during the Expansion Period to lease all or portions of the Potential Expansion Space for a term beginning on the Effective Date (as hereinafter defined) and ending contemporaneously with the expiration of the Lease Term (unless sooner terminated pursuant to the terms of this Lease, and subject to any rights of extension contained in this Lease). If Landlord enters into negotiations with an existing tenant in the Building or a prospective tenant to lease all or any part of the Expansion Space (or if an existing tenant of the Potential Expansion Space desires to extend the term of its lease thereof), Landlord shall notify Tenant of such fact and shall include in such notice the Prevailing Building Rental Rate for comparable space. Tenant shall have a period of three (3) business days from the date of delivery of such notice to notify Landlord whether Tenant elects to exercise the right granted hereby to lease the portion of the Potential Expansion Space proposed to be leased to the third party (the "TRIGGERED REFUSAL SPACE"). If Tenant fails to give any notice to Landlord within the required three (3) business day period, Tenant shall be deemed to have refused its right to lease the Triggered Refusal Space.

      If Tenant so refuses its right to lease the Triggered Refusal Space (either by giving written notice thereof or by failing to give any notice), Landlord shall have the right to lease all or any portion of the Triggered Refusal Space to an existing tenant in the Building or a prospective tenant (or to extend the term of the lease of an existing tenant) on such terms and provisions as may be acceptable to Landlord. If Tenant so refuses its right to lease the Triggered Refusal Space, then if Landlord shall enter into a lease with a prospective tenant (or extend the term of the lease of an existing tenant) for all or any part of the Triggered Refusal Space, Tenant's Expansion Option and Right of First Refusal as to that Triggered Refusal Space shall terminate and be of no further force and effect, and the Triggered Refusal Space shall no longer be a part of the Potential Expansion Space.

3. POTENTIAL EXPANSION SPACE. The term "POTENTIAL EXPANSION SPACE" means all portions of the 5th floor of the Building which, at the point in time in question, are either not leased or are leased to tenants under a lease which gives Landlord the right to relocate the tenant. If Tenant elects to exercise its Expansion Option for all or a portion of the Potential Expansion Space, then Tenant must first exercise the Expansion Option as all portions of the Potential Expansion Space which are not subject to an existing lease before Tenant may exercise the Expansion Option as portions of the Potential Expansion Space which are subject to existing leases which grant Landlord the right to relocate the tenant. In addition, Tenant may not exercise the Expansion Option or Right of First Refusal for any portion of the Expansion Space which would in Landlord's reasonable opinion cause the remaining unleased portion of the 4th floor to be unleaseable to a potential new tenant.

4. CONDITIONS TO EXERCISE; EXPANSION PERIOD. Tenant may exercise its Expansion Option or Right of First Refusal only during the Expansion Period and only if this Lease is then in full force and effect and no event of default (as defined in Section 25 of this Lease) exists and no event has occurred or condition exists which, with the giving of notice, the passage of time, or both, would result in an event of default. The term "Expansion Period" means any time during the term of this Lease except for the last twelve (12) months of the initial term (if the option to renew has not been exercised) or any renewal term. If Tenant exercises its Expansion Option or Right of First Refusal, that action can not be revoked. Notwithstanding anything to the contrary contained herein, Tenant's Expansion Option and Right of First Refusal are both subject to a determination by Landlord, in Landlord's sole discretion, that Tenant's financial condition at the time it makes such election is comparable or better than the financial condition of Tenant at the time Tenant had executed the Lease.

5. ACCEPTANCE BY TENANT. Upon the exercise by Tenant of its Expansion Option or Right of First Refusal as provided in this Rider, Landlord and Tenant shall, within ten (10) business days after Tenant delivers to Landlord notice of its election, enter into a written amendment modifying and supplementing this Lease and containing other appropriate terms and provisions relating to the addition of the applicable portions of the Potential Expansion Space (the "Additional Space") to the Premises (including specifically any increase, adjustment, or augmentation of rent as a result of such addition). The annual Base Rental to be paid under this Lease for the Additional Space so leased shall be at the Prevailing Building Rental Rate, which shall mean the annual rental rate then being charged by Landlord in the Building for space comparable to the Additional Space, as determined by Landlord, taking into consideration use, location and floor level within the Building, rental concessions then being granted by Landlord under similar circumstances, base year and/or expense stop calculations, the date the particular rate under consideration is to become effective, and the remaining term of this Lease. The payment of the new Base Rental for the Additional Space shall commence on the Effective Date, which shall be the later of (a) the expiration date of the term of any lease with another tenant covering the Additional Space, or (b) the date agreed upon by Landlord and Tenant if the Additional Space is not covered by a prior tenant lease, or, in the event they are unable to agree, shall be the date thirty (30) days from the date upon which Tenant notified Landlord of its election to lease the Additional Space. Rent for a partial month shall be prorated. Possession of the Additional Space shall be delivered to Tenant in an "as is" condition. Landlord shall not be liable for


Initialed:  Landlord                  Tenant              Rider No. 103 - Page 1
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

the failure to give possession of the Additional Space on the Effective Date by reason of the holding over or retention of possession of any tenant, tenants, or occupants, or for any other reason, and any such failure shall not impair the validity of this Lease, or extend the Term, but the rent for such Additional Space shall be abated until possession is delivered to Tenant, and such abatement shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of such failure to give possession of the Additional Space to Tenant on the effective date.

6. TERMINATION OF OPTION AND RIGHT. Any termination of this Lease during the original Lease Term (or any extension thereof) or any permitted assignment or subleasing by Tenant pursuant to this Lease shall terminate the Expansion Option and Right of First Refusal of Tenant contained in this Rider.






Initialed:  Landlord                  Tenant              Rider No. 103 - Page 2
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

                                                                   RIDER NO. 105
                             SCHEDULE OF BASE RENTAL

Base Rental shall be payable as follows:

                                                 Cost Per
                                                 Rentable Square
        Months                                   Foot Per Annum                            Monthly Installments
        ------                                   --------------                            --------------------

        1 through 120                            $11.00                                    $9,198.75








Initialed:  Landlord                  Tenant              Rider No. 105 - Page 1
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
                                                                   RIDER NO. 106

                            LEASE TERMINATION OPTION


1. OPTION TO TERMINATE. Subject to the terms and conditions set out below, Tenant has an option to terminate this Lease (the "Termination Option") effective as of the end of the sixtieth (60th) full calendar month of the Lease Term (the "Early Termination Date"). Tenant may exercise the Termination only if
(a) no default exists under the Lease, and no event has occurred or condition exists which would become a default with the giving of notice or the passage of time, or both;(b) at least one hundred eighty (180) days prior to the Early Termination Date, Tenant delivers to Landlord (i) a written notice that Tenant is irrevocably exercising its Termination Option (the "Termination Notice"),
(ii) a certified or cashier's check in an amount equal to the Termination Fee (defined below); and (iii) the Lease Termination Agreement (defined below). Tenant may not exercise the Termination Option unless all of the above conditions are satisfied in full. Tenant's failure to properly or timely exercise the Termination Option shall result in the waiver of the Termination Option. If Tenant exercises the Termination Option, then after the Early Termination Date it will have (i) no further claim for possession, use or operation of the Premises and (ii) no further rights, titles or interests therein of any nature whatsoever. Tenant agrees that any and all property remaining in the Premises after Early Termination Date shall be the sole property of Landlord and Tenant does hereby assign, transfer, set over and deliver to Landlord all of Tenant's right, title and interest in and to any and all leasehold improvements in the Premises and any other property remaining in the Premises.

2. TERMINATION FEE. The "Termination Fee" payable by Tenant to exercise the Termination Option shall be equal to fifty percent (50%) of the total of (i) all amounts incurred by Landlord in completing Landlord's Work or other improvements to the Premises (including without limitation construction costs, permit fees and architectural and design fees), (ii) all other concessions or tenant inducements in connection with the Lease; and (iii) brokerage commissions and fees and expenses paid to attorneys incurred by Landlord in connection with this Lease.

3. LEASE TERMINATION AGREEMENT. In order to exercise the Termination Option, Tenant shall execute and deliver to Landlord multiple counterparts of a written agreement (the "Lease Termination Agreement") in the form acceptable to Landlord which includes:

      (a) Tenant's acknowledgement, confirmation and agreement that (i) the Lease and all rights and privileges of Tenant thereunder (including, without limitation, all rights, titles and interest, if any, of Tenant to possess, use and/or operate the Premises, and improvements to the Premises) are terminated as of the Early Termination Date; (ii) Tenant has no further claim for possession, use or operation of the Premises and no further rights, titles or interests therein of any nature whatsoever.

      (b) Tenant's unconditional and irrevocable waiver, release, and relinquishment of Landlord from any and all obligations, claims, suits, liabilities, damages, losses, costs, expenses and causes of action whatsoever, whether past, present or future, attributable to, arising or accruing from, under or in connection with the Lease, or any acts or omissions of Landlord, any predecessor-in-interest to Landlord and any and all agents, servants or employees of Landlord, in any way pertaining to the Lease (the "Released Claims"). The Released Claims include any obligations, claims, suits, liabilities, losses, costs, expenses and causes of action in the nature of or founded upon breach of the Lease, trespass, business interference (tortious or otherwise), constructive eviction, non-compliance with any applicable statutory provisions, fraud, deception, negligence and/or conversion.





Initialed:  Landlord                  Tenant              Rider No. 105 - Page 1
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
                                                                   RIDER NO. 107

                          ANTENNA AND GENERATOR LICENSE


1. Grant of License. During the Lease Term, and subject to the terms of this Rider and the other provisions of the Lease, Landlord grants to Tenant a non-exclusive license (the "License") to:

      (a) utilize a portion of the roof of the Building (the "Roof Area") [or, if Landlord and Tenant determine that location on the roof is impractical, an area immediately outside the Building acceptable to Landlord and Tenant (the "Alternate Area")] for the purpose of installing, utilizing, maintaining, repairing, replacing and removing a satellite dish and a generator (the "Additional Equipment");

      (b) utilize portions of the Building's Service Areas (defined below) for the purpose of installing, utilizing, maintaining, repairing, replacing and removing Tenant's cables, wires, and other similar equipment so that those cables, wires and similar equipment may run from the street adjacent to the Building, through the Service Areas, and connecting with and serving Tenant's telephone communication and data transmission systems located in the Premises or on the Roof Area or Alternate Area.

      For purposes of this Rider, the term "Roof Area" means a portion of the roof of the Building (being approximately ___ by ____ feet in size) which is not utilized by a third party and located at a position which is mutually agreeable to Landlord and Tenant; and the term "Service Area" means both (a) those portions of the Building (including, without limitation, the telephone closets located on the sixth (6th) floor of the Building) which are neither areas open to the general public or leased or held for lease to tenants, and which are intended to be utilized for locating utility and communications cables, wires and similar equipment, and (b) areas of the land outside the Building which are covered by easement agreements for providing utilities, cable, telephone and communication services.

2. Limits on Use of License. Tenant may utilize the License for the purposes stated above only in connection with Tenant's use of the Premises and only in strict conformance with all applicable federal, state and local laws, regulations and ordinances. Tenant may not utilize portions of the Services Areas in a manner which would prevent Landlord or another tenant from being able to also utilize the Service Areas.

3. Use at Tenant's Risk. Tenant's use of the Roof Area, Alternate Area (if applicable) and Services Areas shall be at its sole cost and expense and at its sole risk. Landlord makes no representation or warranty of any kind, either express or implied, regarding the Roof Area, the Alternate Area or the Services Areas. Without limiting the prior sentence, Landlord makes no representation or warranty regarding the condition, suitability, fitness for purpose, workmanship or quality of the Roof Area, the Alternate Area or Service Areas. Tenant's use of the License shall not unreasonably interfere with the use of those areas or any other portion of the Building by Landlord or any other tenant.

4. Installation, Maintenance and Removal. Tenant shall at its sole expense obtain all permits and pay for all costs associated with the installation, utilization, maintenance, repair, replacement and removal of the Additional Equipment and cables, wires and other equipment in the Service Areas. Installation of any item on the roof of the Building or parking areas shall be done strictly in conformance with all terms and conditions of any bond or warranty of Landlord relating to the roof or parking areas (including, without limitation, any requirement that a particular roofing company or other contractor be utilized). Tenant shall cause all work on the roof to be performed in a manner which does not invalidate or impair any bond or warranty of Landlord relating to the roof or parking areas. In utilizing the Service Areas and installing any cables, wires or other equipment, Tenant shall not allow any holes to be drilled into, or other damage caused to, any fire walls in the Building. Tenant shall indemnify, defend and hold Landlord harmless for any loss, cost, expense, claim or liability of any nature related to any work on the roof, use of or installations within a Service Area, or any other use by Tenant of the License. On or before the expiration or termination of the Lease Term, Tenant shall remove all Additional Equipment and related cables, wires and other equipment and restore the roof of the Building, all Alternate Areas (if applicable) and all Service Areas to their pre-existing condition. If an Alternate Area is designated, then Tenant shall construct and maintain a solid screened fence with a locking gate or other barrier reasonably required to limit access to the Alternate Area and to screen any Additional Equipment from view. The obligations of Tenant under this Rider shall expressly survive the expiration of the Lease Term or termination of the Lease.


Initialed:  Landlord                  Tenant              Rider No. 106 - Page 1
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